                                                             EXHIBIT NUMBER (11)
                                                            TO 3/31/95 FORM 10-Q

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS


                                                    First Quarter Ended March 31
                                                    ----------------------------
                                                        1995           1994
                                                     -----------    -----------
Computations Required by
- ---------------------------
Regulation S-K
- ---------------------------

Primary Earnings Per Share
- ---------------------------

Net Income Applicable to
  Common Shares                                      $47,181,699    $43,763,865
                                                     ===========    ===========

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

    Common Shares                                     54,250,684     53,323,765

    Dilutive Effect of Common
      Equivalent Shares (A)

      Stock Options                                      586,299        994,098

      Long Term Performance Stock Plan                   323,123        357,989

      Other                                                8,213          5,797
                                                     -----------    -----------

                                                      55,168,319     54,681,649
                                                     ===========    ===========



Net Income Per Common and
  Common Equivalent Share                                  $0.86          $0.80
                                                     ===========    ===========



      (A) Determined by application of the treasury stock method.


                                                            EXHIBIT NUMBER (11)
                                                            TO 3/31/95 FORM 10-Q
         NORTHERN TRUST CORPORATION
      COMPUTATION OF PER SHARE EARNINGS




                                                       First Quarter Ended March 31
                                                     ---------------------------------
                                                         1995                 1994
                                                     -----------           -----------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Fully Diluted Earnings Per Share
- --------------------------------

Net Income Applicable to
     Common Shares                                   $47,181,699           $43,763,865

Add Back:  Dividend on Series E Convertible
   Preferred Stock                                       777,147               777,051
                                                     -----------           -----------
                                                     $47,958,846           $44,540,916
                                                     ===========           ===========


Weighted Average Number of Common
   and Common Equivalent Shares Outstanding

        Common Shares                                 54,250,684            53,323,765

        Dilutive Effect of Common
         Equivalent Shares (A)

         Stock Options                                   604,437             1,004,670

         Long Term Performance Stock Plan                326,028               359,572

         Other                                             8,846                 6,175

        Other Potentially Dilutive Securities

         Equivalent Shares Assuming Conversion of
         Series E Convertible Preferred Stock          1,204,820             1,204,820
                                                     -----------           -----------

                                                      56,394,815            55,899,002
                                                     ===========           ===========

Net Income Per Common and
   Common Equivalent Share                           $      0.85           $      0.80
                                                     ===========           ===========


   (A) Determined by application of the treasury stock method.